                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported)    April 5, 1995



                                AMOCO CORPORATION
             (Exact name of registrant as specified in its charter)



             Indiana                   1-170-2             36-1812780
   (State or other jurisdiction    (Commission        (IRS Employer
    of incorporation)               File Number)      Identification No.)



   200 East Randolph Drive, Chicago, Illinois             60601
      (Address of principal executive offices)         (Zip Code)



   Registrant's telephone number, including area code   (312) 856-6111


                                  (No Change)
         (Former name or former address, if changed since last report).














   INFORMATION TO BE INCLUDED IN THE REPORT

   Item 5.  Other Events


        Shown   below  are   the  Financial   Statements  and   Supplemental

   Information (Item 8) of  Amoco Corporation's ("Amoco")  Annual Report  on

   Form  10-K for  the year  ended December  31, 1994,  including summarized financial  data for Amoco  Argentina Oil Company (the "Company") in Note

   22.   The  Company is  a wholly-owned  subsidiary of  Amoco International

   Petroleum Company, which is an indirect wholly-owned subsidiary of Amoco.




   Item 7.   Financial Statements and Exhibits


                                                              Sequentially
   Exhibit                                                       Numbered
   Number                                                          Page

     23      Consent of Independent Accountants











   Financial Statements and Supplemental Information
        Index to Financial Statements and Supplemental Information       Page

   Report of Independent Accountants . . . . . . . . . . . . . . . . . .   4
   Consolidated Financial Statements:
      Consolidated Statement of Income . . . . . . . . . . . . . . . . .   5
      Consolidated Statement of Financial Position . . . . . . . . . . .   6
      Consolidated Statement of Shareholders' Equity . . . . . . . . . .   7
      Consolidated Statement of Cash Flows . . . . . . . . . . . . . . .   8
      Notes to Consolidated Financial Statements . . . . . . . . . . . .   9
      Financial Statement Schedule:
        Valuation and Qualifying Accounts (Schedule VIII)  . . . . . . .   47
   Supplemental Information:
      Quarterly Results and Stock Market Data  . . . . . . . . . . . . .   36
      Oil and Gas Exploration and Production Activities  . . . . . . . .   37


        Separate financial statements of subsidiary companies not consolidated, and of 50 percent or less owned companies accounted for by the equity method, have been omitted since, if considered in the aggregate, they would not constitute a significant subsidiary.

































                        REPORT OF INDEPENDENT ACCOUNTANTS


   To the Board of Directors and Shareholders of Amoco Corporation

        In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Amoco Corporation and its subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Amoco Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

        In 1992, Amoco Corporation changed its method of accounting for income taxes and for postretirement benefits other than pensions, as discussed in Notes 15 and 19, respectively, to the financial statements.





   PRICE WATERHOUSE LLP

   Chicago, Illinois
   February 28, 1995

















                       AMOCO CORPORATION AND SUBSIDIARIES

                            _________________________

                        CONSOLIDATED STATEMENT OF INCOME

                                                          Year Ended December 31
                                                         1994      1993      1992
                                                      (millions of dollars, except
                                                          per-share amounts)
   Revenues:
     Sales and other operating revenues  . . . . . .   $ 26,048  $25,336   $25,280
     Consumer excise taxes . . . . . . . . . . . . .      3,409    2,824     2,738
     Other income  . . . . . . . . . . . . . . . . .        905      457       201
       Total revenues  . . . . . . . . . . . . . . .     30,362   28,617    28,219
   Costs and expenses:
     Purchased crude oil, natural gas, petroleum
     products and merchandise  . . . . . . . . . . .     13,558   12,878    12,495
     Operating expenses  . . . . . . . . . . . . . .      4,743    4,688     5,309
     Petroleum exploration expenses, including
       exploratory dry holes . . . . . . . . . . . .        633      529       662
     Selling and administrative expenses . . . . . .      2,227    1,849     2,319
     Taxes other than income taxes . . . . . . . . .      4,153    3,648     3,744
     Depreciation, depletion, amortization, and
      retirements and abandonments . . . . . . . . .      2,239    2,193     2,440
     Interest expense  . . . . . . . . . . . . . . .        318      325       247
       Total costs and expenses  . . . . . . . . . .     27,871   26,110    27,216
     Income before income taxes  . . . . . . . . . .      2,491    2,507     1,003
     Income taxes  . . . . . . . . . . . . . . . . .        702      687       153
     Income before the cumulative effects of
     accounting changes  . . . . . . . . . . . . . .      1,789    1,820       850
     Cumulative effects of accounting changes  . . .         --       --      (924)
       Net income (loss) . . . . . . . . . . . . . .   $  1,789  $ 1,820   $   (74)

     Income per share before the cumulative effects
      of accounting changes  . . . . . . . . . . . .   $   3.60  $  3.66   $  1.71
     Cumulative effects of accounting changes  . . .         --       --     (1.86)
     Net income (loss) per share . . . . . . . . . .   $   3.60  $  3.66   $  (.15)

          (The accompanying notes are an integral part of these statements.)













                       AMOCO CORPORATION AND SUBSIDIARIES
                              _____________________

                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                                                                 December 31
                                                               1994        1993
                                                            (millions of dollars)
                            ASSETS
   Current Assets:
    Cash . . . . . . . . . . . . . . . . . . . . . . . .     $    166     $   103
    Marketable securities--at cost (all corporate, except
     $355 on December 31, 1994, and $221 on December 31,
     1993, which represent state and municipal
     securities) . . . . . . . . . . . . . . . . . . . .        1,623       1,114
    Accounts and notes receivable (less allowances of
     $23 on December 31, 1994, and $65 on December 31,
     1993) . . . . . . . . . . . . . . . . . . . . . . .        3,180       3,196
    Inventories  . . . . . . . . . . . . . . . . . . . .        1,042       1,110
    Prepaid expenses and income taxes  . . . . . . . . .          631         571
                                                                6,642       6,094
   Investments and other assets:
    Investments and related advances . . . . . . . . . .          470         318
    Long-term receivables and other assets . . . . . . .          661         705
                                                                1,131       1,023
   Properties--at cost, less accumulated depreciation,
   depletion and amortization of $24,906 on December 31,
   1994, and $23,204 on December 31, 1993  . . . . . . .       21,543      21,369
                                                             $ 29,316     $28,486
             LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
    Current portion of long-term obligations . . . . . .     $     24     $    53
    Short-term obligations . . . . . . . . . . . . . . .          224       1,007
    Accounts payable . . . . . . . . . . . . . . . . . .        2,759       2,473
    Accrued liabilities  . . . . . . . . . . . . . . . .        1,162         974
    Taxes payable (including income taxes) . . . . . . .          855         836

                                                                5,024       5,343
   Long-term debt:
    Debt . . . . . . . . . . . . . . . . . . . . . . . .        4,387       4,037
   Deferred credits and other non-current liabilities:
    Income taxes . . . . . . . . . . . . . . . . . . . .        2,961       2,995
    Other  . . . . . . . . . . . . . . . . . . . . . . .        2,547       2,425
                                                                5,508       5,420
   Minority interest . . . . . . . . . . . . . . . . . .           15          21
   Shareholders' equity:
    Common stock (authorized 800,000,000 shares; issued
     and outstanding as of December 31, 1994--496,393,067
     shares; December 31, 1993--496,401,099 shares)  . .        2,166       2,147
    Earnings retained and invested in the business . . .       12,223      11,557
    Foreign currency translation adjustment  . . . . . .           (7)        (39)
   Total Shareholders' Equity  . . . . . . . . . . . . .       14,382      13,665
                                                             $ 29,316     $28,486

   (The successful efforts method of accounting is followed for costs incurred in oil and gas producing activities.)
   (The accompanying notes are an integral part of these statements.)




                       AMOCO CORPORATION AND SUBSIDIARIES


                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                     Earnings
                                                     Retained
                                                       and
                                                     Invested     Foreign
                                                        in       Currency
                                           Common      the      Translation
                                            Stock    Business   Adjustment     Total
                                             (millions of dollars, except per-share
                                                            amounts)
   Balance on December 31, 1991  . . .    $ 2,115   $ 12,035    $        6   $14,156
         Net loss  . . . . . . . . . .                   (74)                    (74)
         Cash dividends of $2.20 per                  (1,091)                 (1,091)
         share . . . . . . . . . . . .
         Foreign currency translation
         adjustment  . . . . . . . . .                                 (27)      (27)
         Issuances of common stock             11        (15)                     (4)
         (net) . . . . . . . . . . . .
   Balance on December 31, 1992  . . .      2,126     10,855           (21)   12,960
         Net income  . . . . . . . . .                 1,820                   1,820
         Cash dividends of $2.20 per                  (1,092)                 (1,092)
         share . . . . . . . . . . . .
         Foreign currency translation
         adjustment  . . . . . . . . .                                 (18)      (18)
         Issuances of common stock             21        (26)                     (5)
         (net) . . . . . . . . . . . .
   Balance on December 31, 1993  . . .      2,147     11,557           (39)   13,665
         Net income  . . . . . . . . .                 1,789                   1,789
         Cash dividends of $2.20 per                  (1,092)                 (1,092)
         share . . . . . . . . . . . .
         Foreign currency translation
         adjustment  . . . . . . . . .                                  32        32
         Issuances of common stock             19        (31)                    (12)
         (net) . . . . . . . . . . . .
   Balance on December 31, 1994  . . .    $ 2,166   $ 12,223    $       (7)  $14,382

       (The accompanying notes are an integral part of these statements.)

















                       AMOCO CORPORATION AND SUBSIDIARIES


                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                       Year Ended December 31
                                                      1994      1993       1992
                                                        (millions of dollars)
   Cash flows from operating activities:
     Net income (loss) . . . . . . . . . . . . .    $ 1,789    $ 1,820   $   (74)
     Adjustments to reconcile net income (loss)
      to net cash provided by operating
      activities:
      Depreciation, depletion, amortization, and
       retirements and abandonments  . . . . . .      2,239      2,193     2,440
      (Increase) decrease in receivables . . . .       (137)       (18)      476
      (Increase) decrease in inventories . . . .         68        (89)      130
      Increase (decrease) in payables and
      accrued liabilities  . . . . . . . . . . .        492       (371)     (788)
      Deferred taxes and other items . . . . . .       (122)       (44)      (88)
      Cumulative effects of accounting changes .         --         --       924
      Net cash provided by operating activities       4,329      3,491     3,020

   Cash flows from investing activities:
     Capital expenditures  . . . . . . . . . . .     (2,572)    (2,817)   (2,334)
     Proceeds from dispositions of property and
      other assets . . . . . . . . . . . . . . .        335        594       452
     New investments, advances and business
      acquisitions . . . . . . . . . . . . . . .        (91)      (200)     (126)
     Proceeds from sales of investments  . . . .        176        256         8
     Other . . . . . . . . . . . . . . . . . . .        (18)        (2)       18
     Net cash used in investing activities . . .     (2,170)    (2,169)   (1,982)

   Cash flows from financing activities:
     New long-term obligations . . . . . . . . .        438      1,313     3,061
     Repayment of long-term obligations  . . . .       (138)    (2,286)   (3,147)
     Cash dividends paid . . . . . . . . . . . .     (1,092)    (1,092)   (1,091)
     Issuances of common stock . . . . . . . . .         29         27        25
     Acquisitions of common stock  . . . . . . .        (41)       (32)      (29)
     Increase (decrease) in short-term
      obligations  . . . . . . . . . . . . . . .       (783)       677      (152)
     Net cash used in financing activities . . .     (1,587)    (1,393)   (1,333)
   Increase (decrease) in cash and marketable
   securities  . . . . . . . . . . . . . . . . .        572        (71)     (295)

   Cash and marketable securities-beginning of
    year . . . . . . . . . . . . . . . . . . . .      1,217      1,288     1,583
   Cash and marketable securities-end of year  .    $ 1,789    $ 1,217   $ 1,288

       (The accompanying notes are an integral part of these statements.)


                       AMOCO CORPORATION AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   Note 1.  Accounting Policies

        Principles of consolidation

        The  operations  of  all   significant  subsidiaries  in  which  the
   Corporation directly or indirectly owns more than 50 percent of the voting stock are included in the consolidated financial statements. The Corporation also consolidates its proportionate share of assets, liabilities and results of operations of oil and gas joint ventures and undivided interest pipeline companies. Investments in other companies in which less than a majority interest is held are generally accounted for by the equity method.

        Inventories

        Inventories are carried at the lower of current market value or cost. Cost is determined under the last-in, first-out ("LIFO") method for the majority of inventories of crude oil, petroleum products and chemical products. The costs of remaining inventories are determined on the first-in, first-out ("FIFO") or average cost methods.

        Costs incurred in oil and gas producing activities

        The Corporation follows the successful efforts method of accounting. Costs of property acquisitions, successful exploratory wells, all development costs (including CO2 and certain other injected materials in enhanced recovery projects) and support equipment and facilities are capitalized. Unsuccessful exploratory wells are expensed when determined to be non-productive. Production costs, overhead and all exploration costs other than exploratory drilling are charged against income as incurred.

        Depreciation, depletion and amortization

        Generally, depreciation of plant and equipment, other than oil and gas facilities, is computed on a straight-line basis over the estimated economic lives of the facilities. Depletion of the cost of producing oil and gas properties, amortization of related intangible drilling and development costs and depreciation of tangible lease and well equipment are recognized using the unit-of-production method.

        The portion of costs of unproved oil and gas properties estimated to be non-productive is amortized over projected holding periods.

        The  estimated costs to  dismantle, restore and abandon  oil and gas


                      AMOCO CORPORATION AND SUBSIDIARIES
   properties are recognized over the properties' productive lives on the unit-of-production method.

        Retirements

        Upon normal retirement or replacement of facilities, the gross book value less salvage is charged to accumulated depreciation. Gains or losses from abnormal retirements or sales are credited or charged to income.

        Maintenance and repairs

        All maintenance and repair costs are charged against income, while significant improvements are capitalized.

        Derivative contracts

        The Corporation periodically enters into futures, swaps, forwards and option contracts to manage its exposure to price fluctuations on hydrocarbon transactions and its exposure to exchange rate fluctuations on its debt denominated in foreign currencies. Recognized gains, losses and cash flows from hedge contracts are reported as components of the related transactions.

        Translation of foreign currencies

        The U.S. dollar has been determined to be the appropriate functional
   currency  for   essentially  all   operations  except   foreign  chemical
   operations.

        Environmental liabilities

        The Corporation has provided in its accounts for the reasonably estimable future costs of probable environmental remediation obligations relating to current and past activities, including obligations for previously disposed assets or businesses. In the case of long-lived cleanup projects, the effects of inflation and other factors, such as improved application of known technologies and methodologies, are considered in determining the amount of estimated liabilities. The liability is undiscounted and primarily consists of costs such as site assessment, monitoring, equipment, utilities and soil and ground water treatment and disposal. The estimated environmental remediation obligation has not been reduced for probable recoveries from third parties, which are recorded as assets.









                       AMOCO CORPORATION AND SUBSIDIARIES

        Net Income Per Share

        Net income per share of common stock is based on the monthly weighted average number of shares outstanding during the year.

   Note 2.  Acquisitions, Dispositions and Special Items

        In 1994, earnings included benefits of $270 million related to final settlements with the Internal Revenue Service involving crude oil excise taxes ("COET") assessed in the 1980s. Of this amount, $180 million represented interest on the settlements. Earnings also included a gain of $45 million on the sale of certain European oil and gas properties.

        As a result of the organizational restructuring, a charge of $394 million ($256 million after-tax) was accrued in the second quarter of 1994. Included in selling and administrative expenses were charges of $225 million ($146 million after-tax) related to employee-termination costs directly associated with the severance of approximately 3,800 employees expected to occur by year-end 1995. Of the 3,800 employees, approximately 2,000 represent personnel in accounting, information technology and other related support staff; the remainder are employees associated with business group operations. Approximately 75 percent of the total terminations are professionals, managers and supervisors. In 1994, charges against the accrual relating to the elimination of about 2,000 positions totaled $64 million after tax. As of December 31, 1994, the accrual balance associated with restructuring was $82 million after tax ($126 million before tax), which was considered adequate for all future severances to which the company has committed. Included in operating expenses were charges of $169 million ($110 million after-tax) related to a reduction in carrying value of assets that will be divested. Disposition of these assets, including a hazardous-waste incineration facility that is not yet in commercial production, will not have a material effect on revenues, depreciation or income.

        In 1993, new investments, advances and business acquisitions totaled $200 million, including the purchase of Phillips Fibers Corporation. Proceeds from dispositions of property and other assets and from sales of investments totaled $850 million, including certain non-strategic properties and investments in Canada for approximately $471 million.

        Earnings in 1993 included gains of $120 million relating to the Corporation's disposition of 65 percent of the equity investment in a Canadian company, Crestar Energy Inc., in connection with its initial public offering. Also included were gains of $70 million associated with the disposition of certain Canadian properties. Earnings in 1993 included after-tax charges of $170 million associated with the writedown


                       AMOCO CORPORATION AND SUBSIDIARIES
   of Congo exploration and production operations to current recoverable value.

        Earnings in 1992 were reduced by after-tax charges of $805 million, as part of a strategic reassessment of business operations. These charges included $473 million for costs of restructuring business units and related charges, including anticipated losses on the disposition of oil and gas properties and other non-strategic assets and investments; $181 million for charges related to work force reductions; and $151 million for other reserves and adjustments. Substantially all of these restructuring efforts have been completed. Earnings were favorably affected by $90 million related to the settlement of natural gas contracts in Sharjah. Also favorably affecting earnings were benefits of $90 million associated with revised estimates of tax obligations and retirement of debt.

   Note 3.  Cash Flow Information

        The Consolidated Statement of Cash Flows provides information about changes in cash and cash equivalents, including cash in excess of daily requirements that is invested in marketable securities, substantially all of which have a maturity of three months or less when acquired. The effect of foreign currency exchange rate fluctuations on total cash and marketable securities balances was not significant.

        Net cash provided by operating activities reflects cash payments for interest and income taxes as follows:
                                         1994           1993            1992
                                                (millions of dollars)
   Interest paid . . . . . . . . . .    $ 297           $ 367           $ 550

   Income taxes paid . . . . . . . .    $ 903           $ 632           $ 974

   Note 4.  Financial Instruments and Hedging Activities

        All financial instruments held by the Corporation are for purposes other than trading. All derivatives are either exchange traded or with major financial institutions, and the risk of credit loss is considered remote. A significant portion of Amoco's receivables are from other oil and gas and chemical companies. Although collection of these receivables could be influenced by economic factors affecting these industries, the risk of significant loss is considered remote.

        The carrying values  of receivables, payables, marketable securities


                       AMOCO CORPORATION AND SUBSIDIARIES
   and short-term obligations approximate their fair value. The estimated fair value of long-term debt outstanding as of December 31, 1994 and 1993 was $4,342 million and $4,264 million, respectively. The estimated fair value of marketable securities and debt were based on quoted market prices for the same or similar issues, or the current rates offered to the Corporation for issues with the same remaining maturities.

        The Corporation conducts its business primarily in U.S. dollars. Significant exposures to foreign currency exchange risk are reduced through the use of financial instruments, primarily by hedging of foreign currency borrowings. The following table shows the amount of long-term debt, including current portions, denominated in foreign currencies as of December 31, 1994 and 1993, and the face amounts of foreign currency forward and option contracts that have been designated as hedges of that debt:

                                              1994                1993
                                       Long-Term          Long-Term
                                          Debt    Hedge*     Debt     Hedge*

                                               (millions of U.S. dollars)
   British pound sterling  . . . . . .     $ 596   $ 909       $ 565    $ 873

   Canadian dollar . . . . . . . . . .     $ 231   $ 348       $  77    $  45


   * Includes tax effects.

        The hedge  contracts  generally  have  the  same maturities  as  the
   related  debt.   The carrying  value and  fair value  of the  forward and
   option contracts were not material at December 31, 1994 and 1993.

        The Corporation also enters into futures contracts and forward swaps to manage its exposure to price fluctuation on hydrocarbon transactions. The crude oil futures contracts generally match the pricing of specific purchase transactions to market prices at delivery dates. The net effect of natural gas futures and swaps is to convert specific sales contracts from fixed prices to market prices. Natural gas swap contracts outstanding at December 31, 1994 and 1993 totaled 151 and 24 trillion British thermal units ("Btus"), respectively. Most contracts are for a remaining term of less than one year, while contracts representing 43 trillion Btus of natural gas have terms that extend from one to five years. While these contracts have no carrying value, their fair value, representing the estimated amount that would have been required to terminate the swaps at year-end 1994, was an unfavorable $28 million.



                       AMOCO CORPORATION AND SUBSIDIARIES

       In the normal course of business, the Corporation has entered into contracts for the purchase of transportation capacity, materials and services over terms of up to 20 years. The remaining minimum payments required under these contracts at December 31, 1994, totaled $709 million. At December 31, 1994, contingent liabilities of the Corporation included guarantees of $54 million on outstanding loans of others. The
   Corporation also has entered into various pipeline throughput and deficiency contracts with affiliated companies. These agreements supported an estimated $7 million of affiliated company borrowings at December 31, 1994. The fair value of these commitments is immaterial.

   Note 5.  Inventories

        Inventories at December 31, 1994 and 1993, are shown in the following table:

                                                             December 31
                                                          1994         1993
                                                            (millions of
                                                              dollars)
    Crude oil and petroleum products  . . . . . . .    $     349    $     415
    Chemical products . . . . . . . . . . . . . . .          375          377
    Other products and merchandise  . . . . . . . .           24           21
    Materials and supplies  . . . . . . . . . . . .          294          297
          Total . . . . . . . . . . . . . . . . . .    $   1,042    $   1,110

        During the year ended December 31, 1993, the Corporation reduced certain inventory quantities which were valued at lower LIFO costs prevailing in prior years. The effect of this reduction was to increase net income by approximately $50 million. The similar effect in 1994 was not material.

        Inventories carried under the LIFO method represented approximately 51 percent of total year-end inventory carrying values in 1994 and 47 percent in 1993. It is estimated that inventories would have been approximately $1,100 million higher than reported on December 31, 1994, and approximately $900 million higher on December 31, 1993, if the quantities valued on the LIFO basis were instead valued on the FIFO basis.









                       AMOCO CORPORATION AND SUBSIDIARIES

   Note 6.  Property, Plant and Equipment

        Investment in properties at December 31, 1994 and 1993, detailed by industry segment, was as follows:

                                                      December 31
                                                    1994             1993
                                              Gross       Net         Net
                                                 (millions of dollars)
    Exploration and production:
          United States . . . . . . . .    $  15,559  $    6,957   $   6,935
          Non-U.S.  . . . . . . . . . .       13,771       5,037       5,008
    Refining, marketing and
    transportation  . . . . . . . . . .        9,940       5,654       5,797
    Chemicals . . . . . . . . . . . . .        5,727       2,956       2,668
    Other operations  . . . . . . . . .          752         534         546
    Corporate . . . . . . . . . . . . .          700         405         415
                Total . . . . . . . . .    $  46,449  $   21,543   $  21,369

   Note 7.  Short-Term Obligations

        Amoco's short-term obligations consist of notes payable and commercial paper. Notes payable as of December 31, 1994, totaled $7 million at an average annual interest rate of 5.7 percent, compared with $71 million at an average annual interest rate of 3.2 percent at year-end 1993. Commercial paper borrowings at December 31, 1994, were $217 million at an average annual interest rate of 5.9 percent compared with $936 million at an average annual interest rate of 3.4 percent as of December 31, 1993.

        Bank  lines   of  credit  available  to   support  commercial  paper
   borrowings of the Corporation amounted to $490 million at both December 31, 1994 and 1993. All of these were supported by commitment fees.

        The Corporation also maintains compensating balances with a number of banks for various purposes. Such arrangements do not legally restrict withdrawal or usage of available cash funds. In the aggregate, they are not material in relation to total liquid assets.

   Note 8.  Accounts Payable

        Accounts payable at December 31, 1994 and 1993, included liabilities in the amount of $306 million and $304 million, respectively, for checks



                       AMOCO CORPORATION AND SUBSIDIARIES
   issued in excess of related bank balances but not yet presented for collection.

   Note 9.  Long-Term Debt

        Amoco's long-term debt resides principally with two Amoco subsidiaries--Amoco Company and Amoco Canada. Amoco Company functions as the principal holding company for substantially all of Amoco's petroleum and chemical operations, except Canadian petroleum operations and selected other activities.






































                       AMOCO CORPORATION AND SUBSIDIARIES

        The components of long-term debt and year-end rates are summarized as follows:
                                                              December 31
                                                              1994       1993
                                                              (millions of
                                                                dollars)
   Amoco Company
         8 5/8% Debentures due 2016  . . . . . . . . .   $      52  $     102
         9 3/4% Debentures due 2016  . . . . . . . . .          58         78
         9 7/8% Debentures due 2016  . . . . . . . . .          25         25
         Environmental and other industrial development
         obligations . . . . . . . . . . . . . . . . .         649        619
         U.K. Loans-6.7% Sterling(1) . . . . . . . . .         596        565
                   -5.6% U.S. dollar(1)  . . . . . . .         195        195
         Other indebtedness  . . . . . . . . . . . . .         535        435
               Subtotal  . . . . . . . . . . . . . . .       2,110      2,019
         Less current maturities . . . . . . . . . . .          24         52
               Total Amoco Company . . . . . . . . . .       2,086      1,967
   Amoco Canada
         6 3/4% Debentures due 2005  . . . . . . . . .         299        299
         7 1/4% Notes due 2002 . . . . . . . . . . . .         299        299
         6 3/4% Debentures due 2023  . . . . . . . . .         296        296
         7.95% Debentures due 2022 . . . . . . . . . .         296        296
         7 1/4% Notes due 2002 . . . . . . . . . . . .         254        254
         7 3/8% Subordinated Exchangeable Debentures
         (SEDs) due 2013(2)  . . . . . . . . . . . . .         458        457
         Other . . . . . . . . . . . . . . . . . . . .          35         36
               Subtotal  . . . . . . . . . . . . . . .       1,937      1,937
         Less current maturities . . . . . . . . . . .          --         --
               Total Amoco Canada  . . . . . . . . . .       1,937      1,937
   Other subsidiaries (less current maturities)  . . .         364        133
   Total long-term debt  . . . . . . . . . . . . . . .   $   4,387  $   4,037


   (1)Weighted average interest rate at December 31, 1994.
   (2)The SEDs are exchangeable for Amoco common  stock at $52.50 per share.

        Amoco Corporation guarantees the outstanding public debt obligations
   of  Amoco Company.   Amoco  Corporation and  Amoco Company  guarantee the
   notes and debentures of Amoco Canada, except for the SEDs.

        AmProp Inc., a real estate subsidiary, had long-term debt secured by real estate assets, totaling $61 million at year-end 1994, and $88 million at year-end 1993, which is not guaranteed by Amoco Corporation or Amoco Company.


                       AMOCO CORPORATION AND SUBSIDIARIES

        Annual maturities of total long-term debt during the next five years, including the portion classified as current, are $24 million in 1995, $720 million in 1996, $211 million in 1997, $247 million in 1998 and $134 million in 1999.


   Note 10.  Capital Stock

        There were 800,000,000 shares of common stock without par value authorized at December 31, 1994. Details concerning share transactions are shown below:

                                1994                  1993                1992
                           Shares      Amount     Shares   Amount     Shares   Amount
                          (thous)       (mil)    (thous)    (mil)    (thous)    (mil)

   Net shares on
   Jan. 1  . . . . .     496,401  $    2,147    496,303  $ 2,126    496,335  $ 2,115
   Stock repurchases        (771)        (10)      (686)      (6)      (733)     (14)
   Sales and
   distributions
   under employee
   benefit plans,
   etc.  . . . . . .         763          29        784       27        701       25
   Net shares
   outstanding on
   December 31 . . .     496,393  $    2,166    496,401  $ 2,147    496,303  $ 2,126

       In addition, there are  50 million shares  of voting preferred  stock
   and 50  million shares of  non-voting preferred stock authorized.   As of
   December 31, 1994, none of the preferred stock had been issued.

   Note 11.  Leases

        The Corporation leases various types of properties, including service stations, tankers, buildings, railcars and other facilities, some of which are subleased to others, through operating leases. Some of the leases and subleases provide for contingent rentals based on refined product throughput.







                       AMOCO CORPORATION AND SUBSIDIARIES

        Summarized below as of December 31, 1994, are future minimum rentals payable and related sublease rental income for operating leases.

                                              Rentals    Rental
                                              Payable    Income
                                                 (millions of
                                                   dollars)
   1995  . . . . . . . . . . . . . . . .    $     191   $    167
   1996  . . . . . . . . . . . . . . . .          163        100
   1997  . . . . . . . . . . . . . . . .          146         45
   1998  . . . . . . . . . . . . . . . .          135          7
   1999  . . . . . . . . . . . . . . . .          126          4
   After 1999  . . . . . . . . . . . . .          487         28
         Total minimum rentals . . . . .    $   1,248   $    351

        Rental expense and related rental income applicable to operating leases for the three years ended December 31, 1994, are summarized below:

                                                      1994     1993      1992
                                                     (millions of dollars)

   Minimum rental expense  . . . . . . . . . .   $     252 $    229 $     253
   Contingent rental expense . . . . . . . . .          19       16        23
         Total . . . . . . . . . . . . . . . .         271      245       276
   Less--Related rental income . . . . . . . .         172       84        85
         Net rental expense  . . . . . . . . .   $      99 $    161 $     191



   Note 12.  Foreign Currency

        A foreign currency gain of $24 million was reflected in income in 1994, compared with gains of $47 million and $129 million for 1993 and 1992, respectively. In addition, a net translation gain of $32 million in 1994, and net translation losses of $18 million and $27 million for 1993 and 1992, respectively, were reflected in the foreign currency translation adjustment account in shareholders' equity.










                       AMOCO CORPORATION AND SUBSIDIARIES

   Note 13.  Interest Expense

        The Corporation  capitalizes interest cost related  to the financing
   of major projects under development.   All other interest is expensed  as
   incurred.   The components  of  interest expense  are summarized  in  the following table:
                                                1994        1993       1992
                                                   (millions of dollars)
   Short-term obligations  . . . . . . . .   $      19   $    14    $     13
   Long-term obligations . . . . . . . . .         269       285         320
         Total external financing  . . . .         288       299         333
   Other interest expense  . . . . . . . .          30        39         (67)
                                                   318       338         266
   Less--capitalized interest  . . . . . .          --        13          19
         Net interest expense  . . . . . .   $     318   $   325    $    247

   Note 14.  Research and Development Expenses

        Research and development costs are expensed as incurred and amounted to $255 million in 1994, $292 million in 1993 and $300 million in 1992.



























                       AMOCO CORPORATION AND SUBSIDIARIES

   Note 15.  Taxes

        Effective January 1, 1992, the Corporation adopted SFAS No. 109. The cumulative effect was to increase deferred income tax liabilities as of January 1, 1992, and reduce net income by $68 million ($.14 per share). Also, 1992 net income before the cumulative effect was $215 million ($.43 per share) greater than it would have been under the previous method.

        The aggregate federal and foreign deferred income tax balance represents the tax effect of the following items at December 31:
                                                         1994          1993
                                                     (millions of dollars)
   Tax credit and loss carryforwards . . . . . .    $       912    $      630
   Exploration costs . . . . . . . . . . . . . .            304           286
   Postretirement benefits . . . . . . . . . . .            516           503
   Environmental costs . . . . . . . . . . . . .            387           380
   Other . . . . . . . . . . . . . . . . . . . .            578           507
   Gross deferred tax assets . . . . . . . . . .          2,697         2,306
   Deferred tax asset valuation allowance  . . .           (720)         (573)
   Net deferred tax assets . . . . . . . . . . .    $     1,977    $    1,733

   Accelerated depreciation  . . . . . . . . . .    $     3,403    $    3,367
   Intangible drilling costs . . . . . . . . . .            707           679
   Other . . . . . . . . . . . . . . . . . . . .            340           289
   Deferred tax liabilities  . . . . . . . . . .    $     4,450    $    4,335

        The increase in the deferred tax asset valuation allowance primarily reflects an increase in foreign tax credit carryforwards for which realization is considered unlikely.















                       AMOCO CORPORATION AND SUBSIDIARIES

        The provision for income taxes is composed of:

                                                 1994       1993       1992
                                                   (millions of dollars)
   Federal--current  . . . . . . . . . . .   $     392  $     104  $      326
          --deferred . . . . . . . . . . .         (74)       162        (366)
   Foreign--current  . . . . . . . . . . .         422        479         533
          --deferred . . . . . . . . . . .         (47)       (77)       (370)
   State and local . . . . . . . . . . . .           9         19          30
                                             $     702  $     687  $      153

        The following is a reconciliation between the provision for income taxes and income taxes determined by applying the federal statutory rate to income before income taxes:

                                      1994                    1993                    1992
                                            Percent                 Percent                Percent
                                                 of                      of                     of
                                  Amount    Pre-Tax       Amount    Pre-Tax      Amount    Pre-Tax
                              (millions)     Income   (millions)     Income  (millions)     Income

   Pretax income:
     U.S. source . . . . .  $     1,738             $     1,553             $      613
     Foreign source  . . .          753                     954                    390
                            $     2,491             $     2,507             $    1,003


   Theoretical U.S. income
   tax . . . . . . . . . .  $       872       35.0  $       878       35.0  $      341       34.0
   Increase (reduction) due
   to:
   Foreign taxes at rates
   in excess of U.S. rate           120        4.8           92        3.7         125       12.4
   Effect of foreign
   currency gains/losses .           (9)       (.3)         (24)      (1.0)       (133)     (13.2)
   Tax credits   . . . . .         (174)      (7.0)        (185)      (7.4)       (127)     (12.7)
   Tax-rate changes  . . .           --         --           53        2.1          39        3.9
   Prior-year adjustments           (68)      (2.7)        (125)      (5.0)       (119)     (11.9)
   All other (net) . . . .          (39)      (1.6)          (2)        --          27        2.7
                            $       702       28.2   $      687       27.4  $       153       15.2





                       AMOCO CORPORATION AND SUBSIDIARIES

        Taxes other than income taxes include:
                                                        1994     1993    1992
                                                       (millions of dollars)
   Consumer excise taxes . . . . . . . . . . . . .   $ 3,409 $  2,824 $ 2,738
   Production and severance taxes
     United States . . . . . . . . . . . . . . . .       112      128     121
     Foreign . . . . . . . . . . . . . . . . . . .        73      110     363
   Property taxes  . . . . . . . . . . . . . . . .       289      315     287
   Social Security, corporation and other taxes  .       270      271     235
                                                     $ 4,153  $ 3,648 $ 3,744

        Undistributed earnings of certain foreign subsidiaries and joint-venture companies aggregated $499 million on December 31, 1994, which, under existing law, will not be subject to U.S. tax until distributed as dividends. Since the earnings have been or are intended to be indefinitely reinvested in foreign operations, no provision has been made for any U.S. taxes that may be applicable thereto. Furthermore, any taxes paid to foreign governments on those earnings may be used in whole or in part, as credits against the U.S. tax on any dividends distributed from such earnings. It is not practicable to estimate the amount of unrecognized deferred U.S. taxes on these undistributed earnings.

   Note 16.  Stock Option Plans

        The Corporation's stock option plans approved by shareholders provide for the granting of options with or without stock appreciation rights ("SARs") to key, managerial and other eligible employees to buy Corporation common stock at not less than 100 percent of the fair market value at the date of grant. Such options may be incentive stock options to the extent provided in the Internal Revenue Code. Options granted under the plans prior to 1994 normally extend for 10 years and generally become exercisable two years after the date of the grant. Options granted in 1994 become exercisable 50 percent one year after the date of grant and 100 percent two years after the date of grant. Options with SARs permit holders to surrender exercisable options in exchange for payment determined by the amount by which the market value of the shares on the dates the rights are exercised exceeds the grant price. No options were granted with SARs in 1994. Such payments can be made in shares, cash or a combination at the discretion of the administering committee.







                       AMOCO CORPORATION AND SUBSIDIARIES

        Option plan transactions in 1993 and 1994 are summarized in the following table:

                                                     Thousands    Price Range
                                                     of Shares      Per Share
   Options outstanding on Jan. 1, 1993 . . . .          9,259  $25.03 - 54.88
           Granted . . . . . . . . . . . . . .          2,199  $53.69 - 57.44
           Exercised . . . . . . . . . . . . .           (615) $25.03 - 54.13
           Surrendered or terminated . . . . .           (172) $44.06 - 57.44
           Canceled upon exercise of SARs  . .           (112) $25.03 - 52.44
   Options outstanding on Dec. 31, 1993  . . .         10,559  $28.25 - 57.44
           Granted . . . . . . . . . . . . . .          2,295  $55.06 - 57.88
           Exercised . . . . . . . . . . . . .           (684) $28.25 - 54.13
           Surrendered or terminated . . . . .           (454) $44.06 - 57.44
           Canceled upon exercise of SARs  . .           (121) $28.25 - 42.50
   Options outstanding on Dec. 31, 1994  . . .         11,595  $29.81 - 57.88

        Of the total options outstanding on December 31, 1994, 499,140 were with SARs. Stock options for 7,537,234 shares were exercisable at year-end 1994. No options may be granted under the current plan after December 31, 2001.

        The Corporation's restricted stock grant plans provide for the awarding of shares of Corporation common stock to selected employees of Amoco and its participating subsidiaries, including officers and directors. Shares issued under the plans may not be sold or otherwise transferred for a minimum period as established at the time of the grant. The shares generally are subject to forfeiture if the recipient's employment terminates during the specified period unless such termination is due to death, total disability or involuntary retirement. Shares issued have dividend and voting rights identical to other outstanding shares of the Corporation's common stock. During 1994, 57,735 shares were issued under the current plans. No restricted shares may be issued under the current plan after December 31, 2001.

   Note 17.  Employee Compensation Programs

        Management incentive compensation plans approved by shareholders provide for the granting of awards to key, managerial and other eligible executives of the Corporation and certain subsidiaries. Amounts charged against earnings in anticipation of awards to be made later were $15 million in 1994, $10 million in 1993 and $8 million in 1992. Awards made in 1994, 1993 and 1992 amounted to $21 million, $13 million and $16 million, respectively.



                       AMOCO CORPORATION AND SUBSIDIARIES

        The Amoco Performance Share Plan, which became effective in 1992, allocates Amoco stock to eligible employees when the Corporation's total return to shareholders meets or exceeds the average return achieved by a select group of competitors. In 1994, the return on Amoco stock, based on the average return for the past three years, was above the competitor three-year average. As a result, employees earned stock equal to 3.5 percent of compensation. No contributions were made on behalf of employees in 1993 as the return on Amoco common stock was below the competitor average. In 1992 the return on Amoco stock was above the competitor average, resulting in employees earning stock equal to 4.4 percent of compensation. The amounts charged to expense in 1994 and 1992 were $59 million and $77 million, respectively.

   Note 18.  Retirement Plans

        The Corporation and its subsidiaries have a number of defined benefit pension plans covering most employees. Plan benefits are generally based on employees' years of service and average final compensation. Essentially all of the cost of these plans is borne by the Corporation. The Corporation makes contributions to the plans in amounts that are intended to provide for the cost of pension benefits over the service lives of employees.


























                       AMOCO CORPORATION AND SUBSIDIARIES

        The funded status of the plans as of December 31 for 1994 and 1993 was as follows:

                                                                     Plans for which
                                                                     Assets      Benefits
                                                                     Exceed       Exceeds
                                                                   Benefits        Assets
                                                                  (millions of dollars)
   1994
   Fair value of plan assets, principally equity and
   fixed-income securities . . . . . . . . . . . . . . . . . .  $    2,253    $       73
   Actuarial present value of benefit obligations:
         Accumulated benefit obligation* . . . . . . . . . . .       2,191           186
         Additional benefits based on estimated future salary
         levels  . . . . . . . . . . . . . . . . . . . . . . .         390            57
         Projected benefit obligation ("PBO")  . . . . . . . .       2,581           243
   Plan assets under PBO . . . . . . . . . . . . . . . . . . .        (328)         (170)
   Unrecognized net (gains) losses at transition . . . . . . .         (58)            8
   Other unrecognized net losses . . . . . . . . . . . . . . .         351            53
   Unrecognized prior service cost . . . . . . . . . . . . . .          57             8
   Net pension cost prepaid (accrued)  . . . . . . . . . . . .  $       22    $     (101)

   1993
   Fair value of plan assets, principally equity and
   fixed-income securities . . . . . . . . . . . . . . . . . .  $    2,432    $      216
   Actuarial present value of benefit obligations:
         Accumulated benefit obligation* . . . . . . . . . . .       2,213           347
         Additional benefits based on estimated future salary
         levels  . . . . . . . . . . . . . . . . . . . . . . .         479           111
         Projected benefit obligation ("PBO")  . . . . . . . .
                                                                     2,692           458
   Plan assets under PBO . . . . . . . . . . . . . . . . . . .        (260)         (242)
   Unrecognized net gains at transition  . . . . . . . . . . .         (57)           (1)
   Other unrecognized net losses . . . . . . . . . . . . . . .         301           144
   Unrecognized prior service cost . . . . . . . . . . . . . .          79            13
   Net pension cost prepaid (accrued)  . . . . . . . . . . . .  $       63    $      (86)

   * Accumulated benefits totaling $266 million and $192 million were non-vested at December 31, 1994 and 1993, respectively.







                       AMOCO CORPORATION AND SUBSIDIARIES

        The actuarial assumptions used for the Corporation's principal pension plans for 1994 and 1993 were as follows:

                                                               1994    1993

   Discount rate for service and interest cost . . . . . .     7.0%    7.5%
   Discount rate for the projected benefit obligation . . 8.5% 7.0% Rate of compensation increase for the projected benefit
   obligation  . . . . . . . . . . . . . . . . . . . . . .     5.0%    5.0%
   Long-term rate of return on assets  . . . . . . . . . .    10.0%   10.0%

        The components of net pension cost for the past three years were as follows:

                                                 1994       1993       1992
                                                    (millions of dollars)
   Service cost--benefits earned during the
   period  . . . . . . . . . . . . . . . . .  $    113   $     102  $     114
   Interest cost on projected benefit
   obligation  . . . . . . . . . . . . . . .       221         204        221

   Actual loss (gain) on assets  . . . . . .        53        (302)      (141)
   Less--unrecognized (loss) gain  . . . . .      (311)         50       (124)
   Recognized gain on assets . . . . . . . .      (258)       (252)      (265)
   Curtailment loss (gain) . . . . . . . . .        21          --        (51)
   Amortization of unrecognized amounts  . .        22           1         11
   Net pension cost  . . . . . . . . . . . .  $    119    $     55   $     30

        Most employees are also eligible to participate in defined contribution plans by contributing a portion of their compensation. The Corporation matches contributions up to specified percentages of each employee's compensation. Matching contributions charged to income were $99 million in 1994, $96 million in 1993 and $100 million in 1992.

   Note 19.  Other Postretirement Benefits

        The Corporation and its subsidiaries provide certain health care and life insurance benefits for retired employees. Substantially all of the Corporation's domestic employees and employees in certain foreign countries are provided these benefits through insurance companies whose premiums are based on benefits paid during the year. Effective January 1, 1992, the Corporation adopted SFAS No. 106, which requires that the cost of such benefits be recognized during employees' years of active service. The cumulative effect of the accounting change relating to benefits attributable to years of service prior to 1992 was to reduce



                       AMOCO CORPORATION AND SUBSIDIARIES

   1992 net income by $856 million ($1.72 per share). In addition, the effect of adopting SFAS No. 106 in 1992 was to reduce netincome by $64 million ($.13 per share). During 1992, the Corporation approved plan amendments which reduced the accumulated obligation by $270 million, which is being amortized prospectively.

        The status of the Corporation's unfunded plans as of December 31 for 1994 and 1993 was as follows:


                                                             1994      1993
                                                              (millions of
                                                                dollars)
   Accumulated benefit obligation
      Retirees . . . . . . . . . . . . . . . . . . . . .  $    603  $    668
      Fully eligible active plan participants  . . . . .       156       116
      Other active plan participants . . . . . . . . . .       281       475
      Total  . . . . . . . . . . . . . . . . . . . . . .     1,040     1,259
   Unrecognized net gains (losses) . . . . . . . . . . .       240       (56)
   Unrecognized prior service gains  . . . . . . . . . .       215       247
   Accrued postretirement benefit cost . . . . . . . . .  $  1,495  $  1,450

        The actuarial assumptions used for the Corporation's principal postretirement benefit plans for 1994 and 1993 were as follows:

                                                               1994      1993
   Discount rate for service and interest cost . . . . .       7.0%      8.0%
   Discount rate for the accumulated benefit obligation        8.5%      7.0%
   Rate of compensation increase for the accumulated
   benefit obligation  . . . . . . . . . . . . . . . . .       5.0%      5.0%
   Assumed current year health care cost trend rate
      --retirees under 65  . . . . . . . . . . . . . . .      11.1%     12.0%
      --Medicare eligible retirees . . . . . . . . . . .       8.5%      9.0%
   Assumed ultimate trend rate . . . . . . . . . . . . .       5.0%      5.0%
   Year ultimate health care cost rate will be achieved       2002      2002
   Effect of 1% increase in health care cost trend rates
   (millions)
       --annual aggregate service and interest costs . .      $ 18      $ 17
       --accumulated postretirement benefit obligation .      $ 93      $144









                       AMOCO CORPORATION AND SUBSIDIARIES

        The components of net postretirement benefit costs for the past three years were as follows:

                                                 1994       1993       1992
                                                    (millions of dollars)
   Service cost--benefits earned during the
   period  . . . . . . . . . . . . . . . . .  $     34   $      32  $      44
   Interest cost on accumulated benefit
   obligation  . . . . . . . . . . . . . . .        89          97        105
   Amortization and other  . . . . . . . . .       (33)        (22)       (10)
   Net postretirement benefit cost . . . . .  $     90    $    107  $     139


   Note 20.  Litigation

        The Internal Revenue Service ("IRS") has challenged the application of certain foreign income taxes as credits against the Corporation's U.S. taxes that otherwise would have been payable for the years 1980 through 1989. On June 18, 1992, the IRS issued a statutory Notice of Deficiency for additional taxes in the amount of $466 million, plus interest, relating to 1980 through 1982. The Corporation has filed a petition in the U.S. Tax Court contesting the IRS statutory Notice of Deficiency. Trial on the matter is scheduled to commence in April 1995. A comparable adjustment of foreign tax credits for each year has been proposed for the years 1983 through 1989 based upon subsequent IRS audits. Similar challenges could arise relating to years subsequent to 1989. The Corporation believes that the foreign income taxes have been reflected properly in its U.S. federal tax returns. The Corporation is confident that it will prevail in the litigation. Consequently, this dispute is not expected to have a material adverse effect on liquidity, results of operations, or the consolidated financial position of the Corporation.

   Note 21.  Other Contingencies

        Amoco is subject to federal, state and local environmental laws and regulations. Amoco is currently participating in the cleanup of numerous sites pursuant to such laws and regulations. The reasonably estimable future costs of probable environmental obligations, including Amoco's probable costs for obligations for which Amoco is jointly and severally liable, and for assets or businesses that were previously disposed, have been provided for in the Corporation's results of operations. These estimated costs represent the amount of expenditures expected to be incurred in the future to remediate sites with known environmental obligations. The accrued liability represents a reasonable best estimate of Amoco's remediation liability. As the scope of the obligations



                       AMOCO CORPORATION AND SUBSIDIARIES
   becomes better defined, there may be changes in the estimated future costs, which could result in charges against the company's future results of operations. The ultimate amount of any such future costs, and the range within which such costs can be expected to fall, cannot be determined. Although the costs could be significant, they are not expected to have a material effect on Amoco's liquidity or consolidated financial position.

   Note 22.  Summarized Financial Data

        The Corporation's principal subsidiary, Amoco Company, is the holding company for substantially all petroleum and chemical operating subsidiaries except Amoco Canada. Amoco guarantees the outstanding public debt obligations of Amoco Company.

   Summarized financial data for Amoco Company are presented as follows:

                                                1994      1993      1992
                                                  (millions of dollars)
   For the years ended December 31:
   Revenues (including excise taxes) . . .   $27,841   $25,930   $25,698
   Operating profit. . . . . . . . . . . .   $ 2,470   $ 2,595   $ 1,760
   Net income(1) . . . . . . . . . . . . .   $ 1,878   $ 1,803   $ 1,226
   At December 31:
   Current assets. . . . . . . . . . . . .   $ 5,399   $ 4,383   $ 4,644
   Total assets. . . . . . . . . . . . . .   $24,549   $23,513   $23,645
   Current liabilities . . . . . . . . . .   $ 4,142   $ 3,976   $ 3,949
   Long-term obligations(2). . . . . . . .   $ 6,190   $ 1,967   $ 2,811
   Deferred credits. . . . . . . . . . . .   $ 4,584   $ 4,441   $ 4,257
   Minority interest . . . . . . . . . . .   $     5   $    --   $    --
   Shareholder's equity(2) . . . . . . . .   $ 9,628   $13,129   $12,628

   (1) Excludes cumulative effects of accounting changes of $(702) million in 1992.
   (2) Change reflects dividends in 1994 to Amoco Corporation of intercompany notes receivable from subsidiaries.

        Annual maturities of long-term debt during the next five years, including the portion classified as current, are $24 million in 1995, $658 million in 1996, $187 million in 1997, $247 million in 1998 and $134 million in 1999.







                       AMOCO CORPORATION AND SUBSIDIARIES

        Amoco Argentina Oil Company ("the Company") is a wholly-owned subsidiary of Amoco International Petroleum Company, which is an indirect
   wholly-owned  subsidiary of  Amoco.   Summarized financial  data  for the
   Company are presented as follows:
                                                1994      1993      1992
                                                  (millions of dollars)
   For the years ended December 31:
   Revenues. . . . . . . . . . . . . . . .    $  189    $  208    $  179
   Net income. . . . . . . . . . . . . . .    $   76    $   74    $   95

   At December 31:
   Current assets. . . . . . . . . . . . .    $   97    $  103    $   27
   Total assets. . . . . . . . . . . . . .    $  349    $  337    $  260
   Current liabilities . . . . . . . . . .    $   58    $  100    $    8
   Non-current liabilities . . . . . . . .    $  100    $   20    $   18
   Shareholder's equity. . . . . . . . . .    $  191    $  217    $  234

   Note 23.  Segment and Geographic Data

        The Corporation operates in several industry segments. Petroleum operations include exploration and production ("E&P") and refining, marketing and transportation ("RM&T") segments. The E&P segment is engaged in exploring for, developing and producing crude oil and natural gas and extraction of natural gas liquids ("NGL"). The RM&T segment is responsible for petroleum refining operations, the marketing of all refined petroleum products and the transportation and wholesale marketing of NGL and domestic natural gas. This segment also encompasses transportation of crude oil to refineries via marine vessels and pipelines and associated supply and trading activities. The chemical segment manufactures and sells various petroleum-based chemical products. Other operations include investments in technology companies, offshore contract drilling, real estate interests, and other activities.

        Intersegment and intergeographic sales are accounted for at prices that approximate arm's-length market prices. Operating profits include all revenues and expenses of the reportable segment, except for income taxes and equity in earnings of unconsolidated companies. Income taxes are generally assigned to the operations that give rise to the tax effects.

        Identifiable assets are those used in the operations of each segment or area, including intersegment or intergeographic receivables. Corporate assets consist primarily of cash, marketable securities and the unamortized cost of purchased tax benefits. Intersegment and intergeographic sales and receivables are eliminated in determining consolidated revenue and identifiable asset totals. Information by


                       AMOCO CORPORATION AND SUBSIDIARIES

   Industry Segment and Geographic Area is summarized in the tables on pages 32 to 35.














































                  Statement of Information by Industry Segment

   (millions of dollars)                  Petroleum Operations
                                       Exploration     Refining,
                                          and        Marketing and   Chemical
                                       Production   Transportation  Operations
   Year 1994
   Revenues other than intersegment
   sales . . . . . . . . . . . . .   $      2,568  $       22,555  $     4,593
   Intersegment sales  . . . . . .          3,892             976           69
         Total revenues  . . . . .   $      6,460  $       23,531  $     4,662
   Operating profit  . . . . . . .   $      1,585  $          591  $       684
   Equity in earnings of others  .              4              31           98
   General corporate amounts . . .
   Interest expense  . . . . . . .
   Income taxes  . . . . . . . . .           (602)           (204)        (244)
         Net income  . . . . . . .   $        987  $          418  $       538
   Depreciation and related charges  $      1,531  $          444  $       195
   Capital expenditures  . . . . .   $      1,561  $          451  $       467
   Identifiable assets . . . . . .   $     13,390  $        7,881  $     4,375
   Equity investments and related
   advances  . . . . . . . . . . .   $         34  $           32  $       351




                                         Other                       Consol-
                                       Operations     Corporate      idated*


   Year 1994
   Revenues other than intersegment
   sales . . . . . . . . . . . . .   $        144                  $  30,362
   Intersegment sales  . . . . . .             --                         --
         Total revenues  . . . . .   $        144                  $  30,362
   Operating profit  . . . . . . .   $       (248)                 $   2,612
   Equity in earnings of others  .             --                        133
   General corporate amounts . . .                $            64         64
   Interest expense  . . . . . . .                           (318)      (318)
   Income taxes  . . . . . . . . .             93             255       (702)
         Net income  . . . . . . .   $       (155)$             1  $   1,789
   Depreciation and related charges  $         32 $            37  $   2,239
   Capital expenditures  . . . . .   $         48 $            45  $   2,572

   Identifiable assets . . . . . .   $        586 $         2,678  $  28,896
   Equity investments and related
   advances  . . . . . . . . . . .   $          3                        420
         Total assets  . . . . . .                                 $  29,316

   *  After elimination of intersegment transactions.







                  Statement of Information by Industry Segment

   (millions of dollars)                  Petroleum Operations
                                       Exploration     Refining,
                                           and        Marketing and   Chemical
                                        Production   Transportation  Operations
   Year 1993
   Revenues other than intersegment
   sales . . . . . . . . . . . . .   $      2,631  $       22,021  $     3,699
   Intersegment sales  . . . . . .          4,057             893           74
         Total revenues  . . . . .   $      6,688  $       22,914  $     3,773
   Operating profit  . . . . . . .   $      1,563  $        1,237  $       321
   Equity in earnings of others  .             --              30           60
   General corporate amounts . . .
   Interest expense  . . . . . . .
   Income taxes  . . . . . . . . .           (568)           (441)        (141)
         Net income  . . . . . . .   $        995  $          826  $       240
   Depreciation and related charges  $      1,518  $          419  $       182
   Capital expenditures  . . . . .   $      1,590  $          685  $       370
   Identifiable assets . . . . . .   $     13,822  $        8,108  $     3,938
   Equity investments and related
   advances  . . . . . . . . . . .   $         31  $           32  $       234




                                         Other                       Consol-
                                       Operations     Corporate      idated*


   Year 1993
   Revenues other than intersegment
   sales . . . . . . . . . . . . .   $        166                 $   28,617
   Intersegment sales  . . . . . .             24                         --
         Total revenues  . . . . .   $        190                 $   28,617
   Operating profit  . . . . . . .   $        (75)                $    3,046
   Equity in earnings of others  .             (1)                        89
   General corporate amounts . . .                $          (303)      (303)
   Interest expense  . . . . . . .                           (325)      (325)
   Income taxes  . . . . . . . . .             31             432       (687)
         Net income  . . . . . . .   $        (45)$          (196)$    1,820
   Depreciation and related charges  $         30 $            44 $    2,193
   Capital expenditures  . . . . .   $        126 $            46 $    2,817

   Identifiable assets . . . . . .   $        633 $         2,051 $   28,185
   Equity investments and related
   advances  . . . . . . . . . . .   $          4                        301
         Total assets  . . . . . .                                $   28,486

   *  After elimination of intersegment transactions.







                  Statement of Information by Industry Segment

   (millions of dollars)                    Petroleum Operations
                                       Exploration       Refining,
                                           and         Marketing and   Chemcical
                                        Production    Transportation  Operations
   Year 1992
   Revenues other than intersegment
   sales . . . . . . . . . . . . .   $       2,812  $        21,282  $   3,807
   Intersegment sales  . . . . . .           4,165              981        113
         Total revenues  . . . . .   $       6,977  $        22,263  $   3,920
   Operating profit  . . . . . . .   $       1,149  $           664  $    (174)
   Equity in earnings of others  .              (2)              25         31
   General corporate amounts . . .
   Interest expense  . . . . . . .
   Income taxes  . . . . . . . . .            (276)             (227)        49
         Net income (loss) . . . .   $         871  $            462  $     (94)
   Depreciation and related charges  $       1,751  $            390  $     189
   Capital expenditures  . . . . .   $       1,092               806  $     320
   Identifiable assets . . . . . .   $      13,909  $          8,135  $   3,592
   Equity investments and related
   advances  . . . . . . . . . . .   $          85  $              26 $     188


                                          Other                        Consol-
                                        Operations       Corporate     idated*

   Year 1992
   Revenues other than intersegment
   sales . . . . . . . . . . . . .   $         155                    $  28,219
   Intersegment sales  . . . . . .              48                           --
         Total revenues  . . . . .   $         203                    $  28,219
   Operating profit  . . . . . . .   $        (225)                   $   1,414
   Equity in earnings of others  .              (9)                          45
   General corporate amounts . . .                  $            (209)     (209)
   Interest expense  . . . . . . .                               (247)     (247)
   Income taxes  . . . . . . . . .              55                246      (153)
   Cumulative effects of accounting
        changes  . . . . . . . . .                                         (924)
         Net income (loss) . . . .   $        (179) $            (210)$     (74)
   Depreciation and related charges  $          61  $              49 $   2,440
   Capital expenditures  . . . . .   $          60  $              56 $   2,334

   Identifiable assets . . . . . .   $         633  $           2,199 $  27,951
   Equity investments and related
   advances  . . . . . . . . . . .   $         203                          502
         Total assets  . . . . . .                                    $  28,453

   *After elimination of intersegment transactions.








                   Statement of Information by Geographic Area

                                                                              Consol-
                             United                                            idated
   (millions of dollars)     States    Canada   Europe    Other    Corporate    (1)

   Year 1994
   Revenues other than
   intergeographic sales .  $24,003  $  2,555 $  1,403  $ 1,899              $ 30,362
   Intergeographic sales .      711       706       24      473                    --
         Total revenues  .  $24,714  $  3,261 $  1,427  $ 2,372              $ 30,362
   Operating profit  . . .  $ 1,836  $    349 $     47  $   380              $  2,612
   Net income  . . . . . .  $ 1,393  $    203 $      4  $   188  $        1  $  1,789

   Capital expenditures  .  $ 1,537  $    340 $    126  $   524  $       45  $  2,572
   Identifiable assets . .  $18,074  $  3,566 $  2,469  $ 2,123  $    2,678  $ 28,896
   Equity investments
   and related advances  .  $    36  $     33 $      4  $   347                   420
         Total assets  . .                                                   $ 29,316
   Equity in earnings
   of others . . . . . . .  $    30  $      4 $     --  $    99              $    133

   Year 1993
   Revenues other than
   intergeographic sales .  $22,777  $  2,664 $  1,051  $ 2,025              $ 28,617
   Intergeographic sales .      562       749       38      462                    --
         Total revenues  .  $ 23,339 $  3,413 $  1,089  $ 2,487              $ 28,617
   Operating profit  . . .  $ 2,200  $    607 $    (80) $   319              $  3,046

   Net income  . . . . . .  $ 1,589  $    451 $   (104) $    80  $     (196) $  1,820
   Capital expenditures  .  $ 1,624  $    294 $    362  $   491  $       46  $  2,817
   Identifiable assets . .  $18,226  $  3,703 $  2,371  $ 2,118  $    2,051  $ 28,185
   Equity investments
   and related advances  .  $    39  $     28 $      3  $   231                   301
         Total assets  . .                                                   $ 28,486
   Equity in earnings
   of others . . . . . . .  $    26  $      1 $     (2) $    64              $     89

   Year 1992
   Revenues other than
   intergeographic sales .  $22,051  $  2,442 $  1,180  $ 2,383              $ 28,219
   Intergeographic sales .      586  $    780 $     15  $   698              $     --

     Total revenues  . . .  $22,637  $  3,222 $  1,195  $ 3,081              $ 28,219
   Operating profit  . . .  $ 1,144  $   (225)$     12  $   483              $  1,414
   Net income (loss) . . .  $   909  $     33 $   (107) $   225  $     (210) $    (74)(2)
   Capital expenditures  .  $ 1,399  $    128 $    469  $   282  $       56  $  2,334

   Identifiable assets . .  $17,768  $  3,811 $  2,340  $ 2,252  $    2,199  $ 27,951
   Equity investments and
   related advances  . . .  $    36  $     82 $      3  $   381                   502
     Total assets  . . . .                                                   $ 28,453
   Equity in earnings of
   others  . . . . . . . .  $    23  $     (2)$    (10) $    34              $     45

   (1)  After elimination of intergeographic transactions.
   (2) Includes cumulative effects of accounting changes of $(924) million in 1992.



                       AMOCO CORPORATION AND SUBSIDIARIES


                            SUPPLEMENTAL INFORMATION

   1.  Quarterly Results and Stock Market Data
                                                         Net                  Common Stock
                                                       Income     Cash       Price Ranges(2)
                                Operating     Net      (Loss)   Dividends
                                 Profit      Income      Per       Per       High       Low
                     Revenues    (Loss)    (Loss)(1)    Share     Share
                                 (millions of dollars, except per-share amounts)
   1994
   First quarter . $    6,765 $      634  $      398  $  .80  $       .55 $  56 1/8 $  50 7/8
   Second quarter       8,035        558         410     .83          .55    60        51 1/8
   Third quarter .      7,780        751         445     .89          .55    61 1/4    56 3/4
   Fourth quarter       7,782        669         536    1.08          .55    64 1/8    57 1/2

   1993
   First quarter .      6,943        509         229     .46          .55    58 1/2    48 1/8
   Second quarter       7,225        811         487     .98          .55    59 1/4    53 5/8
   Third quarter .      7,072        817         520    1.05          .55    58 3/8    52 3/8
   Fourth quarter       7,377        909         584    1.17          .55    59        51 1/2

   (1)   Fourth-quarter  1994  earnings included  a  $45  million  gain  associated with  the disposition  of  certain  European  oil  and  gas  properties,  and  tax adjustments
         benefiting corporate operations  of $33 million.   Results for the third  quarter of
         1994 included  environmental charges  of $32  million.   Net income  for the  second
         quarter of  1994 included  restructuring charges  of $256  million.   Second-quarter
         1994 results  also included benefits of  $270 million relating  to final settlements with the IRS involving crude oil excise  taxes in the 1980s.  Results for the fourth quarter of 1993  included a gain of $120  million associated with the disposition of a portion of an equity  investment in a Canadian  company.  Net income in the  third quarter of 1993 included  a gain of $70 million  associated with the disposition  of certain non-strategic Canadian  properties.  First-quarter results  included charges of  $170 million  related  to the  writedown  of  Congo exploration  and  production operations  to current recoverable value  and tax benefits of  $56 million resulting from disposition of certain operations.

   (2)   The common  stock price  range is  that on  the New  York Stock  Exchange.   Amoco's
         common stock is also traded  on the Chicago, Pacific,  Toronto and four Swiss  stock exchanges.















   2.  Oil and Gas Exploration and Production Activities

        Supplemental   information  about  oil   and  gas   exploration  and
   production activities is reported in compliance with SFAS No. 69, "Disclosures about Oil and Gas Producing Activities."

   Results of Operations for Oil and Gas Producing Activities

                                    United
   (millions of dollars)            States  Canada   Europe    Other      Worldwide

   1994
   Oil and gas production
   revenues:
     From consolidated
     subsidiaries  . . . . . . .  $  2,497 $  323  $      2  $    877   $     3,699
     From unaffiliated entities        460    412       668       603         2,143
   Other revenues  . . . . . . .       263    186       100        69           618
     Total revenues  . . . . . .     3,220    921       770     1,549         6,460
   Production costs:
     Taxes other than income   .       242     17        21        65           345
     Other production costs  . .       788    265       278       401         1,732
   Exploration expenses  . . . .       113    117       178       225           633
   Depreciation, depletion and
     amortization expense  . . .       629    261       215       340         1,445
   Other related costs . . . . .       412     27       130       151           720
     Total costs . . . . . . . .     2,184    687       822     1,182         4,875
   Operating profit  . . . . . .     1,036    234       (52)      367         1,585
   Income tax expense  . . . . .       188    113        11       290           602
     Results of operations . . .  $    848 $  121  $    (63) $     77   $       983

   1993
   Oil and gas production
   revenues:
     From consolidated
     subsidiaries  . . . . . . .  $  2,572 $  385  $     12  $  1,078   $     4,047
     From unaffiliated entities        742    411       492       442         2,087
   Other revenues  . . . . . . .       137    322        42        53           554
     Total revenues  . . . . . .     3,451  1,118       546     1,573         6,688
   Production costs:
     Taxes other than income . .       297     13        17       102           429
     Other production costs  . .       875    276       209       380         1,740
   Exploration expenses  . . . .        90     47       151       241           529
   Depreciation, depletion and
   amortization expense  . . . .       693    293       165       327         1,478
   Other related costs . . . . .       495     61        95       298           949
     Total costs . . . . . . . .     2,450    690       637     1,348         5,125
   Operating profit  . . . . . .     1,001    428       (91)      225         1,563
   Income tax expense  . . . . .       189     91         9       279           568
     Results of operations . . .  $    812 $  337 $    (100) $    (54)   $      995

   Certain data for 1993 have been
   reclassified.






                                    United
   (millions of dollars)            States  Canada   Europe    Other      Worldwide
   Year 1992
   Oil and gas production
   revenues:
     From consolidated
     subsidiaries  . . . . . . .  $  2,366 $  476  $     --  $   1,259  $      4,101
     From unaffiliated entities        904    348       586        822         2,660
   Other revenues  . . . . . . .        65     71        26         54           216
     Total revenues  . . . . . .     3,335    895       612      2,135         6,977
   Production costs:
     Taxes other than income . .       271     15        21        351           658
     Other production costs  . .       934    358       225        382         1,899
   Exploration expenses  . . . .       140     72       150        300           662
   Depreciation, depletion and
   amortization expense  . . . .       703    347       206        401         1,657
   Other related costs . . . . .       286    506        18        142           952
     Total costs . . . . . . . .     2,334  1,298       620      1,576         5,828
   Operating profit  . . . . . .     1,001   (403)       (8)       559         1,149
   Income tax expense  . . . . .       223   (324)       95        282           276
     Results of operations . . .  $    778  $ (79) $   (103)  $    277  $        873

        Oil and gas production revenues reflect the market prices of net production sold or transferred, with appropriate adjustments for royalties, net profits interest and other contractual provisions. Other revenues in 1994 include the U.S. COET settlement; other revenues in 1993 include Canadian gains on dispositions of properties and investments. Taxes other than income include production and severance taxes and property taxes. Other production costs are lifting costs incurred to operate and maintain productive wells and related equipment, including such costs as operating labor, repairs and maintenance, materials, supplies and fuel consumed. Also included are operating costs of field natural gas liquids plants, because the Corporation includes the operations of these plants in the exploration and production segment. Production costs include related administrative expenses and depreciation applicable to support equipment associated with production activities.

        Exploration expenses include the costs of geological and geophysical activity, carrying and retaining undeveloped properties and drilling exploratory wells determined to be non-productive. Depreciation, depletion and amortization expense relates to capitalized costs incurred in acquisition, exploration and development activities and does not include depreciation applicable to support equipment. Included in other related costs are significant, non-recurring items and purchases of natural gas for field natural gas liquids plants. Significant, non-recurring items include $102 million for restructuring in 1994; $210 million for the writedown of Congo operations to current recoverable value and U.S. environmental charges of $96 million in 1993; and restructuring charges of $566 million in 1992.

        Income taxes are generally assigned to the operations that give rise
   to  the tax  effects.   Results  of operations  do  not include  interest
   expense and general corporate amounts nor their associated tax effects.






   Standardized Measure of Discounted Future Net Cash Flows
   Relating to Proved Oil and Gas Reserves

        The standardized measure of discounted future net cash flows relating to proved oil and gas reserves is prescribed by SFAS No. 69. The statement requires measurement of future net cash flows through assignment of a monetary value to proved reserve quantities and changes therein using a standardized formula. The amounts shown are based on prices and costs at the end of each period, legislated tax rates and a 10 percent annual discount factor. Because the calculation assumes static economic and political conditions and requires extensive judgment in estimating the timing of production, the resultant future net cash flows are not necessarily indicative of the fair market value of estimated proved reserves, but provide a reference point that may assist the user in projecting future cash flows.

        Summarized below is the standardized measure of discounted future net cash flows relating to proved oil and gas reserves at December 31, 1994, 1993 and 1992.

                                     United
   (millions of dollars)             States      Canada       Europe      Other    Worldwide

   December 31, 1994
   Future cash inflows . . . . .   $   33,605 $     8,135   $   6,736 $    10,951 $    59,427
   Future development and
   production costs  . . . . . .       16,922       3,686       3,939       4,207      28,754
   Future income taxes . . . . .        3,999       1,471         950       2,776       9,196
   Future net cash flows . . . .       12,684       2,978       1,847       3,968      21,477
   Ten percent annual discount .        7,189       1,324         538       1,435      10,486
   Discounted net cash flows . .   $    5,495 $     1,654   $   1,309 $     2,533 $    10,991

   December 31, 1993
   Future cash inflows . . . . .   $   35,403 $     7,948   $   5,826 $     8,242 $    57,419
   Future development and
   production costs  . . . . . .       17,639       3,605       3,091       4,084      28,419
   Future income taxes . . . . .        4,235       1,566       1,012       1,620       8,433
   Future net cash flows . . . .       13,529       2,777       1,723       2,538      20,567
   Ten percent annual discount .        7,714       1,259         589         961      10,523
   Discounted net cash flows . .   $    5,815 $     1,518   $   1,134 $     1,577 $    10,044


   December 31, 1992
   Future cash inflows . . . . .   $   43,134 $     9,786   $   6,574 $     9,109 $    68,603
   Future development and
   production costs  . . . . . .       17,541       4,872       3,442       3,751      29,606
   Future income taxes . . . . .        6,837       1,828       1,371       2,217      12,253
   Future net cash flows . . . .       18,756       3,086       1,761       3,141      26,744
   Ten percent annual discount .       10,829       1,459         695       1,091      14,074
   Discounted net cash flows . .   $    7,927 $     1,627   $   1,066 $     2,050 $    12,670



        Future cash inflows are computed by applying the year-end prices of oil and gas to proved reserve quantities as reported in the tables under



   the heading  "Estimated  Proved  Reserves."    Future price  changes  are
   considered only to  the  extent  provided  by  contractual  arrangements.
   Future  development and  production costs  are estimated expenditures  to develop and produce the proved  reserves  based  on  year-end  costs  and
   assuming continuation of  existing economic  conditions.   Future  income
   taxes are calculated by applying appropriate statutory tax rates to future pre-tax net cash flows from proved oil and gas reserves less recovery  of the  tax  basis  of  proved  properties,  and  adjustments  for permanent differences.

   Statement of Changes in Standardized Measure of Discounted Future Net Cash Flows

        The following table details the changes  in the standardized measure of discounted future  net cash flows  for the three years  ended December
   31, 1994:
                                                         1994      1993    1992
                                                          (millions of dollars)

   Balance at January 1  . . . . . . . . . . . . . .   $10,044  $12,670 $11,830
   Changes resulting from:
         Sales and transfers of oil and gas produced,
         net of production costs . . . . . . . . . .    (3,765)  (3,965) (4,204)
         Net changes in prices, and development and
         production costs  . . . . . . . . . . . . .     1,059   (3,966)  1,872
         Current-year expenditures for development .     1,499    1,594   1,318
         Extensions, discoveries, and improved
         recovery, less related costs  . . . . . . .     1,128      758     593
         Sales of reserves in place  . . . . . . . .       (45)    (235)   (332)
         Revisions of previous quantity estimates  .       303      488    (182)
         Accretion of discount . . . . . . . . . . .     1,331    1,798   1,702
         Net change in income taxes  . . . . . . . .      (253)   1,861    (178)
         Other . . . . . . . . . . . . . . . . . . .      (310)    (959)    251
   Balance at December 31  . . . . . . . . . . . . .   $10,991   10,044  12,670

   Certain data for 1993 have been reclassified.

        The price of crude oil  has fluctuated over the past several  years, and price  changes have had  significant effects on  the computed  future
   cash  flows over  the period shown.   Because the  price of crude  oil is
   likely to remain volatile in the future, price changes can be expected to continue to  significantly affect the standardized measure  of future net cash flows.


















   Estimated Proved Reserves

        Net proved reserves of crude oil (including condensate), natural gas liquids ("NGL")  and natural gas at  the beginning and end  of 1994, 1993 and  1992, with the detail  of changes during those  years, are presented
   below.   Reported quantities  include reserves  in which  the Corporation holds an economic  interest under production-sharing  and other  types of
   operating  agreements  with  foreign  governments.   The  estimates  were
   prepared by Corporation engineers and are based on current technology and
   economic  conditions.   The  Corporation considers  such estimates  to be
   reasonable and  consistent with current knowledge  of the characteristics
   and  extent of  proved production.   These  estimates include  only those
   amounts  considered to be  proved reserves and do  not include additional amounts that  may result from  extensions of currently  proved areas,  or amounts  that  may result  from new  discoveries in  the future,  or from
   application  of   secondary  or  tertiary  recovery   processes  not  yet
   determined to  be  commercial.    Proved  developed  reserves  are  those
   reserves  that are expected  to be recovered through  existing wells with existing equipment and operating methods.




































                           Crude Oil and NGL Reserves

                               United
                               States         Canada        Europe    Other    Worldwide
                                                                      Crude
                            Crude           Crude        Crude         Oil,   Crude
   (millions of barrels)     Oil    NGL      Oil    NGL   Oil    NGL   NGL     Oil    NGL
   Proved reserves:
   December 31, 1991 . .      960   471      267    55    171    14    508   1,898    548
     Revisions of
     previous estimates       (15)   11       14    (1)    23    (1)    (6)     16      9
     Improved recovery
     applications  . . .        2    --        3    --      8     1      2      15      1
     Extensions,
     discoveries and
     other additions . .        2     2        1    --      3    --     22      26      4
     Purchases of
     reserves in place .        3    --       43     6     --    --     --      46      6
     Sales of reserves in
     place . . . . . . .       (3)   --      (53)   (9)    (1)   --     (2)    (59)    (9)
     Production  . . . .      (84)  (23)(*)  (29)   (4)   (19)   (1)   (91)   (221)   (30)
   December 31, 1992 . .      865   461      246    47    185    13    433   1,721    529
     Revisions of
     previous estimates        14     3        8     1      6     1     35      63      5
     Improved recovery
     applications  . . .        6     2        1    --     14     1     34      55      3
     Extensions,
     discoveries and
     other additions . .        5     2       19     1      4    --     77     103      5
     Purchases of
     reserves in place .        1     1       12     2     --    --      2      14      4
     Sales of reserves in
     place . . . . . . .       (3)   (1)     (35)   (4)    --    --     --     (38)    (5)
     Production  . . . .      (75)  (25)(*)  (26)   (5)   (18)   --    (87)   (204)   (32)
   December 31, 1993 . .      813   443      225    42    191    15    494   1,714    509
     Revisions of
     previous estimates       (20)   18       (2)    2      7    (1)    27      13     18
     Improved recovery
     applications  . . .       16     3        6    --      4    --     30      56      3
     Extensions,
     discoveries and
     other additions . .       48     6       36     2      6     2     49     139     10
     Purchases of
     reserves in place .        5    --        4    --     --    --     --       9     --
     Sales of reserves in
     place . . . . . . .       (5)   (1)      (3)   --     (7)   (1)   (22)    (37)    (2)

     Production  . . . .      (71)  (22)(*)  (21)   (5)   (24)   (1)   (83)   (198)   (29)
   December 31, 1994 . .      786   447      245    41    177    14    495   1,696    509
   Proved developed
   reserves:
   December 31, 1991 . .      930   423      252    50    114    11    434   1,723    491
   December 31, 1992 . .      839   413      236    43    123     9    384   1,574    473
   December 31, 1993 . .      789   396      205    39    154    12    381   1,521    455
   December 31, 1994 . .      727   404      198    38    150    10    387   1,455    459




                                        Natural Gas Reserves

                                            United
   (billions of cubic feet)                 States    Canada    Europe    Other   Worldwide

   Proved reserves:
   December 31, 1991 . . . . . . . . . .    11,649      4,269    1,156    1,626     18,700

         Revisions of previous estimates       506         (8)      77      (15)       560
         Improved recovery applications         --         --        6       --          6
         Extensions, discoveries and
         other additions . . . . . . . .       354        134        7       46        541
         Purchases of reserves in place          2        377      131       --        510
         Sales of reserves in place  . .       (50)      (965)     (36)      --     (1,051)
         Production  . . . . . . . . . .      (845)      (288)     (98)    (183)    (1,414)
   December 31, 1992 . . . . . . . . . .    11,616      3,519    1,243    1,474     17,852
         Revisions of previous estimates       812        (25)      81       68        936
         Improved recovery applications          1         --        6       --          7
         Extensions, discoveries and
         other additions . . . . . . . .       160        112       22      247        541
         Purchases of reserves in place         76         86        9       52        223
         Sales of reserves in place  . .       (31)      (391)      --       --       (422)
         Production  . . . . . . . . . .      (867)      (332)     (95)    (193)    (1,487)
   December 31, 1993 . . . . . . . . . .    11,767      2,969    1,266    1,648     17,650
         Revisions of previous estimates       220         91       14      159        484
         Improved recovery applications          1          1        2       --          4
         Extensions, discoveries and
         other additions . . . . . . . .       555        288      236      778      1,857
         Purchases of reserves in place        117          7       --       --        124
         Sales of reserves in place  . .       (39)       (45)      (9)      --        (93)
         Production  . . . . . . . . . .      (893)      (289)    (121)    (202)    (1,505)
   December 31, 1994 . . . . . . . . . .    11,728      3,022    1,388    2,383     18,521

   Proved developed reserves:
   December 31, 1991 . . . . . . . . . .    10,892      3,507      621      606     15,626
   December 31, 1992 . . . . . . . . . .    10,876      2,916      645      454     14,891
   December 31, 1993 . . . . . . . . . .    11,019      2,556    1,062      618     15,255
   December 31, 1994 . . . . . . . . . .    10,829      2,643    1,028    1,038     15,538

   *Excludes non-leasehold NGL production attributable to processing plant ownership of approximately 10 million barrels for each of 1992, 1993 and 1994.















   Capitalized Costs

        The following table summarizes capitalized costs for oil and gas exploration and production activities, and the related accumulated depreciation, depletion and amortization.

                                        United
   (millions of dollars)                States  Canada   Europe   Other    Worldwide

   December 31, 1994
   Unproved properties:
     Gross assets  . . . . . . . . .   $    365$    224$     114$     170$       873
     Accumulated amortization  . . .        113      91       12       --        216
       Net assets  . . . . . . . . .        252     133      102      170        657
   Proved properties:
     Gross assets  . . . . . . . . .     14,574   3,906    2,804    6,029     27,313
     Accumulated depreciation,
     depletion, etc. . . . . . . . .      8,168   2,076    1,443    4,781     16,468
       Net assets  . . . . . . . . .      6,406   1,830    1,361    1,248     10,845
   Support equipment and facilities:
     Gross assets  . . . . . . . . .        620      75      106      343      1,144
     Accumulated depreciation  . . .        321      32       64      235        652
       Net assets  . . . . . . . . .        299      43       42      108        492
   Net capitalized costs . . . . . .   $  6,957$  2,006$   1,505$   1,526$    11,994
   December 31, 1993
   Unproved properties:
     Gross assets  . . . . . . . . .   $    320$    120$     163$      96$       699
     Accumulated amortization  . . .        133      61       --       --        194
       Net assets  . . . . . . . . .
                                            187      59      163       96        505
   Proved properties:
     Gross assets  . . . . . . . . .     14,099   3,736    2,515    5,796     26,146
     Accumulated depreciation,
     depletion, etc. . . . . . . . .      7,699   1,896    1,230    4,463     15,288
       Net assets  . . . . . . . . .      6,400   1,840    1,285    1,333     10,858
   Support equipment and facilities:
     Gross assets  . . . . . . . . .        638      74      118      364      1,194
     Accumulated depreciation  . . .        290      28       63      233        614
       Net assets  . . . . . . . . .        348      46       55      131        580
   Net capitalized costs . . . . . .   $  6,935$  1,945$   1,503$   1,560$    11,943












   Costs Incurred

        Property acquisition costs include costs incurred to purchase, lease or otherwise acquire oil and gas properties. Exploration costs include the costs of geological and geophysical activity, carrying and retaining undeveloped properties and drilling and equipping exploratory wells. Development costs include the costs of drilling and equipping development wells, CO2 and certain other injected materials for enhanced recovery projects and facilities to extract, treat and gather and store oil and gas. Exploration and development costs include administrative expenses and depreciation applicable to support equipment associated with these activities. Costs incurred summarized below include both amounts expensed and capitalized.

                                  United
   (millions of dollars)          States      Canada     Europe       Other      Worldwide

   1994
   Property acquisition:
     Proved  . . . . . . . .     $      52    $    11    $      9     $      1    $      73
     Unproved  . . . . . . .            50         51           3            2          106
   Exploration . . . . . . .           245        116         185          291          837
   Development . . . . . . .           614        246         193          446        1,499
        Total  . . . . . . .     $     961    $   424    $    390     $    740    $   2,515

   1993
   Property acquisition:
     Proved  . . . . . . . .     $      11    $    11    $     36     $     23    $      81
     Unproved  . . . . . . .             4         23          54           20          101
   Exploration . . . . . . .           133         64         149          229          575
   Development . . . . . . .           657        234         276          427        1,594
        Total  . . . . . . .     $     805    $   332    $    515     $    699    $   2,351

   1992
   Property acquisition:
     Proved  . . . . . . . .     $       2    $     2    $     --     $     --    $       4
     Unproved  . . . . . . .            14          8           3            5           30
   Exploration . . . . . . .           151         35         139          311          636
   Development . . . . . . .           479        116         381          342        1,318
        Total  . . . . . . .     $     646    $   161    $    523     $    658    $   1,988













                                    SIGNATURE



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                             AMOCO CORPORATION
                                                 (Registrant)




   Date   April 5, 1995          J. R. Reid
                                 J. R. Reid
                                 Vice President and Controller
                                 (Duly Authorized and Chief
                                  Accounting Officer)



























                                                                SCHEDULE VIII

                                AMOCO CORPORATION



                      VALUATION AND QUALIFYING ACCOUNTS(1)

                         For the Year Ended December 31,
                              (millions of dollars)

                                                        Additions

                                         Balance    Charged
                                           at      to costs     Charged                Balance
               Description              beginning     and       to other  Deductions   at end
                                         of year   expenses     accounts      (2)      of year
   1994
   Allowance for doubtful notes
   and accounts receivable . . . . .         $ 65       $ 27      $ --        $ 69      $ 23

   1993
   Allowance for doubtful notes
   and accounts receivable . . . . .           87         26        --          48        65

   1992
   Allowance for doubtful notes
   and accounts receivable . . . . .          101         70        --          84        87





   (1) Reserves were deducted from the assets to which they apply in the Consolidated Statement of Financial Position.

   (2)   Accounts written off less recoveries and other adjustments.
















